Exhibit 7.1

June 7, 2010

Securities and Exchange Commission
Washington D.C. 20549

Ladies and Gentlemen:

We have read Confederate Motors Inc.’s statements included under Item 4.02 of its form 8-K/A filed on June 7, 2010, and we agree with such statements.

Regards,

/s/ Bartolomei Pucciarelli, LLC

Bartolomei Pucciarelli, LLC